Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Second Quarter 2018 Earnings
Highlighted by 25.3% Increase in Net Income

FAIRMONT, W.Va., July 30, 2018 – MVB Financial Corp. (the “Company”) (NASDAQ: MVBF) reported net income of $2.8 million, or $0.25 basic and diluted earnings per share for the three months ended June 30, 2018, an increase of 25.3% compared to $2.3 million, or $0.21 basic and $0.20 diluted earnings per share, for the same period in 2017.

For the three months ended June 30, 2018, loans increased $57.9 million, or 5.0%, to $1.2 billion, from March 31, 2018, which represents an annualized increase of 20.0%. The increase in loans has been driven by strong growth in MVB's West Virginia markets, expansion in Northern Virginia, as well as the strategic addition of commercial lenders throughout its markets. In addition to the increase in loan volume during the quarter, loan yields increased 20 basis points. The Company continues to take advantage of industry consolidation while capitalizing on disruptions in the market to expand both the lending and deposit teams. These teams have extensive experience and relationships in MVB’s selected markets.

MANAGEMENT OVERVIEW
“When you look at the five phases of the banking industry’s most important measures, MVB is firing on all cylinders,” said Larry F. Mazza, CEO and President, MVB Financial. “A wise banker once told me, ‘The trend is your friend.’ The five trends from June 2017 to June 2018 are loan growth of 10%; NIB deposit growth of 35%; service charge income growth is 32%; capital is up 13%; and asset quality is excellent. When you look at all five phases, we expect the positive trend for MVB to continue throughout 2018.”

Mazza continued, “For the first half of the year, we saw an increase in borrowing to fund loan growth. In the second half of year, we are targeting deposit growth driven by our fintech and specialty deposit strategies.
“In the fintech world we see four ways to compete. One is client facing; we provide convenience through technology for our clients. The second is the efficiency vertical where we improve our clients’ banking

Exhibit 99.1

experience in areas such as loan processing or check processing, all in a more efficient way developed by financial technology. The third is to invest in fintech. An example is our investment in BillGO, a payment processor based in Fort Collins, Colo. Because of our BillGO partnership, MVB was recently a runner up in Bank Director’s 2018 Best of FinXTech Awards. Partnerships such as this also provide an important source of new business referrals. Fourth and probably most important to us is being ‘The Bank of Fintech.’ We want to be a ‘one-stop payment shop’ building out our technical expertise in the payment stack.”

SECOND QUARTER 2018 HIGHLIGHTS

•	Loans of $1.2 billion as of June 30, 2018, increased $57.9 million, or 5.0%, from March 31, 2018, and increased $112.7 million, or 10.2%, from June 30, 2017.

•	Assets of $1.7 billion as of June 30, 2018, increased $103.9 million, or 6.6%, from March 31, 2018, and increased $178.4 million, or 11.8%, from June 30, 2017.

•
Deposits of $1.2 billion as of June 30, 2018, increased $42.0 million, or 3.6%, from March 31, 2018, and increased $96.3 million, or 8.8% from June 30, 2017. Noninterest-bearing deposits of $164.0 million increased $21.2 million, or 14.8%, from March 31, 2018, and increased $42.6 million, or 35.1%, from June 30, 2017.

•	MVB reported improvements in return on average assets, return on average equity, net interest margin, and efficiency ratio.

•
Net interest income of $12.7 million for the quarter ended June 30, 2018, increased $1.2 million, or 10.4%, from the quarter ended March 31, 2018, and increased $1.8 million, or 16.2% from the quarter ended June 30, 2017.

•
Noninterest income of $10.8 million for the quarter ended June 30, 2018, increased $1.8 million, or 19.4%, from the quarter ended March 31, 2018, and decreased $772 thousand, or 6.7%, from the quarter ended June 30, 2017.

•	$12.7 million of subordinated debt converted to common stock, which caused the issuance of 795,500 new shares and will provide an annual interest expense savings of $905 thousand.

LOANS
Loans totaled $1.2 billion as of June 30, 2018, an increase of $57.9 million, or 5.0%, from March 31, 2018, and an increase of $112.7 million, or 10.2%, from June 30, 2017. The growth in loans is primarily attributable to organic growth and the addition of commercial lenders within the Company’s primary lending areas. The yield on loans was 4.88% as of the quarter ended June 30, 2018, an increase of 20 basis points from the quarter ended March 31, 2018, and an increase of 38 basis points from the quarter ended June 30, 2017. The increase in yields is driven both by Fed rate increases and a commercial focus on increasing loan yields.

Exhibit 99.1

In connection with the Company’s core conversion in 2017, the Company implemented a CRM system that has provided better insight on loan pricing.

DEPOSITS
Deposits totaled $1.2 billion as of June 30, 2018, and increased $42.0 million, or 3.6%, from March 31, 2018, while increasing $96.3 million, or 8.8%, from June 30, 2017. Noninterest-bearing deposits totaled $164.0 million as of June 30, 2018, or 13.7%, of the total deposit base, an increase of $21.2 million, or 14.8%, from March 31, 2018, and an increase of $42.6 million, or 35.1%, from June 30, 2017. Noninterest-bearing deposits remain a core funding source for the Company. Management will continue to concentrate on balancing deposit growth with adequate net interest margin to meet strategic goals.

NET INTEREST INCOME
Net interest income for the quarter ended June 30, 2018, was $12.7 million, an increase of $1.2 million, or 10.4%, from the quarter ended March 31, 2018, and an increase of $1.8 million, or 16.2% from the quarter ended June 30, 2017. Net interest margin for the quarter ended June 30, 2018 was 3.38%, an increase of 9 basis points versus the quarter ended March 31, 2018, and an increase of 7 basis points versus the quarter ended June 30, 2017.

Interest expense increased 19.5% during the quarter ended June 30, 2018, compared to the quarter ended March 31, 2018, due to an increase of 14 basis points in the cost of interest-bearing liabilities, and increased 46.9% compared to the quarter ended June 30, 2017, due to an increase of 31 basis points in the cost of interest-bearing liabilities. The increase in the cost of interest-bearing liabilities compared to the quarter ended June 30, 2017, was the result of an $85.3 million increase in the average balances of FHLB and other borrowings, as well as a $1.2 million increase in the related interest expense.

In June 2018, subordinated debt in the amount of $12.7 million was converted into 795,500 shares of common stock. As a result of the conversions, the Company will save $905 thousand annually in interest expense.

ASSET QUALITY
Provision for loan loss was $605 thousand for the quarter ended June 30, 2018, an $82 thousand increase from the quarter ended June 30, 2017, due to a 10.2% increase in loans. The increase in loan loss provision is attributable to increased loan volume for the quarter ended June 30, 2018, compared to the quarter ended June 30, 2017, as well as lower historical loss rates for the period used to determine the allowance.

Exhibit 99.1

Nonperforming loans increased $4.3 million, to 0.78%, of total loans as of June 30, 2018, compared to 0.79% of total loans as of March 31, 2018, and compared to 0.46% of total loans as of June 30, 2017. In addition, net charge-offs for the quarter ended June 30, 2018, decreased $126 thousand compared to the quarter ended June 30, 2017, resulting in an annualized net loan charge-offs to total loans ratio of 0.01% as of June 30, 2018.

NONINTEREST INCOME
Noninterest income totaled $10.8 million for the quarter ended June 30, 2018, an increase of $1.8 million, or 19.4%, from the quarter ended March 31, 2018, and a decrease of $772 thousand, or 6.7%, from the quarter ended June 30, 2017.

The $1.8 million increase in noninterest income from the quarter ended March 31, 2018, was due to an increase of $2.5 million in mortgage fee income. The increase was partially offset by a decrease of $413 thousand in commercial swap fee income, a decrease of $326 thousand in gain on sale of securities and a decrease of $212 thousand in gain on sale of portfolio loans. The increase in mortgage fee income was primarily the result of a $98.2 million increase in sold loan volume.

The $772 thousand decrease in noninterest income from the quarter ended June 30, 2017, was primarily due to a $384 thousand decrease in gain on derivatives, along with decreases of $270 thousand in commercial swap fees, $203 thousand in gain on sale of portfolio loans and $167 thousand in gain on sale of securities, all of which were partially offset by an increase of $111 thousand in mortgage fee income and an increase of $116 thousand in service charges on deposit accounts. The decrease in gain on derivatives was primarily the result of a decrease of $1.4 million in the valuation of open trades used to hedge the derivative asset.

NONINTEREST EXPENSE
Noninterest expense totaled $19.2 million for the quarter ended June 30, 2018, an increase of $2.5 million, or 15.0%, from the quarter ended March 31, 2018, and an increase of $746 thousand, or 4.0%, from the quarter ended June 30, 2017.

The $2.5 million increase in noninterest expense from the quarter ended March 31, 2018, was primarily due to an increase of $2.0 million in salaries and employee benefits expense, a $127 thousand increase in data processing and communications and a $100 thousand increase in mortgage processing expense. The increase in salaries and employee benefits expense was largely driven by the addition of senior management,

Exhibit 99.1

lenders, a treasury team and the opening of two new branches in 2017. The $746 thousand increase in noninterest expense from the quarter ended June 30, 2017, was primarily due to an increase of $696 thousand in salaries and employee benefits expense.

DIVIDEND
As previously announced on May 16, 2018, the Company declared a quarterly cash dividend of $0.025 per share to shareholders of record at the close of business on June 1, 2018, payable June 15, 2018. This was the second quarterly dividend for 2018 and was equal to the March 2018 payout of $0.025 per share.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Exhibit 99.1

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2018	2018	2017	2017	2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Interest income	$16,944	$15,054	$15,086	$14,630	$13,814	$31,998	$26,882
Interest expense	4,289	3,589	3,403	3,216	2,920	7,878	5,682
Net interest income	12,655	11,465	11,683	11,414	10,894	24,120	21,200
Provision for loan losses	605	474	1,036	96	523	1,079	1,041
Noninterest income	10,795	9,039	10,157	10,158	11,567	19,834	20,391
Noninterest expense	19,249	16,739	17,714	17,966	18,503	35,988	34,820
Income before income taxes	3,596	3,291	3,090	3,510	3,435	6,887	5,730
Income tax expense	765	697	1,667	1,192	1,175	1,462	1,896
Net income	$2,831	$2,594	$1,423	$2,318	$2,260	$5,425	$3,834
Preferred dividends	122	121	124	123	122	243	251
Net income available to common shareholders	$2,709	$2,473	$1,299	$2,195	$2,138	$5,182	$3,583

Earnings per share - basic	$0.25	$0.24	$0.12	$0.21	$0.21	$0.49	$0.35
Earnings per share - diluted	$0.25	$0.23	$0.12	$0.21	$0.20	$0.47	$0.35
Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
Cash and cash equivalents	$23,950	$23,630	$20,305	$17,805
Certificates of deposit with other banks	14,778	14,778	14,778	14,527
Investment securities	229,054	233,483	231,507	175,110
Loans held for sale	98,799	51,280	66,794	107,825
Loans	1,215,072	1,157,173	1,105,941	1,102,378
Allowance for loan losses	(10,651)	(10,067)	(9,878)	(9,748)
Net loans	1,204,421	1,147,106	1,096,063	1,092,630
Premises and equipment	26,418	26,477	26,686	27,462
Goodwill	18,480	18,480	18,480	18,480
Other assets	69,519	66,284	59,689	53,214
Total assets	$1,685,419	$1,581,518	$1,534,302	$1,507,053

Deposits	$1,195,868	$1,153,907	$1,159,580	$1,099,608
Borrowed funds	266,830	207,370	152,169	189,384
Other liabilities	56,926	69,820	72,361	71,227
Shareholders' equity	165,795	150,421	150,192	146,834
Total liabilities and shareholders' equity	$1,685,419	$1,581,518	$1,534,302	$1,507,053

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended June 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$15,426	$1,772	$1	$(255)	$16,944
Mortgage fee income	154	9,152	—	(243)	9,063
Other income	1,068	706	1,489	(1,531)	1,732
Total operating income	16,648	11,630	1,490	(2,029)	27,739
Expenses:
Interest expense	3,164	1,081	542	(498)	4,289
Salaries and employee benefits	3,884	6,826	1,784	—	12,494
Provision for loan losses	625	(20)	—	—	605
Other expense	4,968	2,296	1,022	(1,531)	6,755
Total operating expenses	12,641	10,183	3,348	(2,029)	24,143
Income (loss) before income taxes	4,007	1,447	(1,858)	—	3,596
Income tax expense (benefit)	832	373	(440)	—	765
Net income (loss)	$3,175	$1,074	$(1,418)	$—	$2,831
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$3,175	$1,074	$(1,540)	$—	$2,709

Three Months Ended March 31, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$13,838	$1,335	$1	$(120)	$15,054
Mortgage fee income	140	6,673	—	(250)	6,563
Other income	1,780	517	1,553	(1,374)	2,476
Total operating income	15,758	8,525	1,554	(1,744)	24,093
Expenses:
Interest expense	2,674	727	558	(370)	3,589
Salaries and employee benefits	3,569	5,416	1,488	—	10,473
Provision for loan losses	417	57	—	—	474
Other expense	4,559	2,122	959	(1,374)	6,266
Total operating expenses	11,219	8,322	3,005	(1,744)	20,802
Income (loss) before income taxes	4,539	203	(1,451)	—	3,291
Income tax expense (benefit)	978	53	(334)	—	697
Net income (loss)	$3,561	$150	$(1,117)	$—	$2,594
Preferred stock dividends	—	—	121	—	121
Net income (loss) available to common shareholders	$3,561	$150	$(1,238)	$—	$2,473

Exhibit 99.1

Three Months Ended June 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,907	$1,073	$1	$(167)	$13,814
Mortgage fee income	188	8,937	—	(173)	8,952
Other income	1,529	1,137	1,307	(1,358)	2,615
Total operating income	14,624	11,147	1,308	(1,698)	25,381
Expenses:
Interest expense	2,168	534	558	(340)	2,920
Salaries and employee benefits	3,267	7,147	1,384	—	11,798
Provision for loan losses	467	56	—	—	523
Other expense	5,065	2,044	954	(1,358)	6,705
Total operating expenses	10,967	9,781	2,896	(1,698)	21,946
Income (loss) before income taxes	3,657	1,366	(1,588)	—	3,435
Income tax expense (benefit)	1,165	540	(530)	—	1,175
Net income (loss)	$2,492	$826	$(1,058)	$—	$2,260
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$2,492	$826	$(1,180)	$—	$2,138

Six Months Ended June 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$29,265	$3,107	$2	$(376)	$31,998
Mortgage fee income	292	15,825	—	(491)	15,626
Other income	2,848	1,223	3,043	(2,906)	4,208
Total operating income	32,405	20,155	3,045	(3,773)	51,832
Expenses:
Interest expense	5,838	1,808	1,100	(868)	7,878
Salaries and employee benefits	7,453	12,242	3,272	—	22,967
Provision for loan losses	1,042	37	—	—	1,079
Other expense	9,527	4,418	1,981	(2,905)	13,021
Total operating expenses	23,860	18,505	6,353	(3,773)	44,945
Income (loss) before income taxes	8,545	1,650	(3,308)	—	6,887
Income tax expense (benefit)	1,810	426	(774)	—	1,462
Net income (loss)	$6,735	$1,224	$(2,534)	$—	$5,425
Preferred stock dividends	—	—	243	—	243
Net income (loss) available to common shareholders	$6,735	$1,224	$(2,777)	$—	$5,182

Exhibit 99.1

Six Months Ended June 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$25,218	$1,854	$2	$(192)	$26,882
Mortgage fee income	373	18,574	—	(361)	18,586
Other income	2,609	(694)	2,518	(2,628)	1,805
Total operating income	28,200	19,734	2,520	(3,181)	47,273
Expenses:
Interest expense	4,288	838	1,109	(553)	5,682
Salaries and employee benefits	5,924	13,101	2,735	—	21,760
Provision for loan losses	967	74	—	—	1,041
Other expense	9,716	4,143	1,829	(2,628)	13,060
Total operating expenses	20,895	18,156	5,673	(3,181)	41,543
Income (loss) before income taxes	7,305	1,578	(3,153)	—	5,730
Income tax expense (benefit)	2,326	636	(1,066)	—	1,896
Net income (loss)	$4,979	$942	$(2,087)	$—	$3,834
Preferred stock dividends	—	—	251	—	251
Net income (loss) available to common shareholders	$4,979	$942	$(2,338)	$—	$3,583

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended June 30, 2018			Three Months Ended March 31, 2018			Three Months Ended June 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$3,473	$17	1.96%	$3,883	$18	1.83%	$3,277	$12	1.47%
CDs with other banks	14,778	74	2.02	14,778	72	1.97	14,456	70	1.94
Investment securities:
Taxable	151,224	891	2.36	154,430	895	2.35	119,553	645	2.16
Tax-exempt	81,164	717	3.54	75,556	655	3.51	53,733	418	3.12
Loans and loans held for sale: [1]
Commercial	831,118	10,318	4.98	775,764	8,943	4.68	725,707	8,170	4.52
Tax exempt	14,260	123	3.46	14,464	123	3.46	15,263	131	3.44
Real estate	394,814	4,656	4.73	360,744	4,190	4.71	373,353	4,201	4.51
Consumer	11,850	148	5.00	12,517	158	5.11	13,817	167	4.85
Total loans	1,252,042	15,245	4.88	1,163,489	13,414	4.68	1,128,140	12,669	4.50
Total earning assets	1,502,681	16,944	4.52	1,412,136	15,054	4.32	1,319,159	13,814	4.20
Less: Allowance for loan losses	(10,132)			(9,987)			(9,734)
Cash and due from banks	16,792			15,966			15,407
Other assets	107,421			102,645			100,205
Total assets	$1,616,762			$1,520,760			$1,425,037

Liabilities
Deposits:
NOW	$459,784	$846	0.74	$443,784	$762	0.70	$432,729	$603	0.56
Money market checking	229,763	484	0.85	241,472	443	0.74	237,173	432	0.73
Savings	46,478	7	0.06	46,544	20	0.17	48,590	20	0.17
IRAs	17,997	69	1.54	17,691	62	1.43	16,282	53	1.31
CDs	275,004	1,124	1.64	269,286	1,011	1.52	256,887	855	1.33
Repurchase agreements and federal funds sold	20,118	20	0.39	20,605	19	0.37	21,268	19	0.36
FHLB and other borrowings	226,487	1,197	2.12	160,205	714	1.81	112,385	380	1.36
Subordinated debt	32,015	542	6.79	33,524	558	6.75	33,524	558	6.68
Total interest-bearing liabilities	1,307,646	4,289	1.32	1,233,111	3,589	1.18	1,158,838	2,920	1.01
Noninterest bearing demand deposits	146,135			129,385			114,974
Other liabilities	9,890			8,673			7,698
Total liabilities	1,463,671			1,371,169			1,281,510

Stockholders’ equity
Preferred stock	7,834			7,834			7,834
Common stock	10,686			10,525			10,375
Paid-in capital	101,577			99,110			96,986
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	41,277			38,004			32,764
Accumulated other comprehensive income	(7,199)			(4,798)			(3,348)
Total stockholders’ equity	153,091			149,591			143,527
Total liabilities and stockholders’ equity	$1,616,762			$1,520,760			$1,425,037

Net interest spread			3.20			3.14			3.19
Net interest income-margin		$12,655	3.38%		$11,465	3.29%		$10,894	3.31%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$3,677	$35	1.94%	$3,007	$21	1.41%
CDs with other banks	14,778	146	1.99	14,491	140	1.95
Investment securities:
Taxable	152,818	1,786	2.36	114,237	1,191	2.10
Tax-exempt	78,375	1,372	3.53	54,999	848	3.11
Loans and loans held for sale: [1]
Commercial	803,593	19,261	4.83	735,979	16,113	4.41
Tax exempt	14,362	246	3.46	15,296	262	3.45
Real estate	378,095	8,846	4.72	362,807	7,965	4.43
Consumer	12,182	306	5.07	14,092	342	4.89
Total loans	1,208,232	28,659	4.78	1,128,174	24,682	4.41
Total earning assets	1,457,880	31,998	4.43	1,314,908	26,882	4.12
Less: Allowance for loan losses	(10,059)			(9,581)
Cash and due from banks	16,381			15,327
Other assets	104,401			93,248
Total assets	$1,568,603			$1,413,902

Liabilities
Deposits:
NOW	$451,828	$1,608	0.72	$424,225	$1,126	0.54
Money market checking	235,586	927	0.79	237,010	891	0.76
Savings	46,511	27	0.12	48,342	40	0.17
IRAs	17,845	131	1.48	16,426	103	1.26
CDs	272,160	2,135	1.58	260,735	1,709	1.32
Repurchase agreements and federal funds sold	20,360	39	0.38	22,186	36	0.33
FHLB and other borrowings	193,529	1,911	1.99	108,210	668	1.24
Subordinated debt	32,766	1,100	6.77	33,524	1,109	6.67
Total interest-bearing liabilities	1,270,585	7,878	1.25	1,150,658	5,682	1.00
Noninterest bearing demand deposits	137,383			114,003
Other liabilities	9,284			8,459
Total liabilities	1,417,252			1,273,120

Stockholders’ equity
Preferred stock	7,834			8,022
Common stock	10,606			10,212
Paid-in capital	100,350			95,240
Treasury stock	(1,084)			(1,084)
Retained earnings	39,650			32,211
Accumulated other comprehensive income	(6,005)			(3,819)
Total stockholders’ equity	151,351			140,782
Total liabilities and stockholders’ equity	$1,568,603			$1,413,902

Net interest spread			3.18			3.13
Net interest income-margin		$24,120	3.34%		$21,200	3.25%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2018	2018	2017	2017	2017	2018	2017
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$2,831	$2,594	$1,423	$2,318	$2,260	$5,425	$3,834
Net income available to common shareholders	2,709	2,473	1,299	2,195	2,138	5,182	3,583
Earnings per share - basic	0.25	0.24	0.12	0.21	0.21	0.49	0.35
Earnings per share - diluted	0.25	0.23	0.12	0.21	0.20	0.47	0.35
Cash dividends paid per common share	0.025	0.025	0.025	0.025	0.025	0.05	0.05
Book value per common share	13.93	13.53	13.63	13.51	13.31	13.93	13.31
Weighted average shares outstanding - basic	10,634,805	10,474,138	10,444,627	10,443,443	10,343,933	10,554,916	10,171,198
Weighted average shares outstanding - diluted	11,502,148	12,714,353	10,823,994	12,410,070	12,181,433	10,941,671	10,172,254

Performance Ratios:
Return on average assets [1]	0.70%	0.68%	0.38%	0.63%	0.63%	0.69%	0.54%
Return on average equity [1]	7.40%	6.94%	3.79%	6.28%	6.30%	7.17%	5.45%
Net interest margin [2]	3.38%	3.29%	3.29%	3.37%	3.31%	3.34%	3.25%
Efficiency ratio [3]	82.09%	81.64%	81.11%	83.28%	82.38%	81.88%	83.72%
Overhead ratio 1 4	4.76%	4.40%	4.69%	4.87%	5.19%	4.59%	4.93%

Asset Quality Data and Ratios:
Charge-offs	$29	$356	$572	$472	$163	$385	$453
Recoveries	8	71	18	24	16	79	59
Net loan charge-offs to total loans [1] [5]	0.01%	0.10%	0.20%	0.16%	0.05%	0.05%	0.07%
Allowance for loan losses	10,651	10,067	9,878	9,396	9,748	10,651	9,748
Allowance for loan losses to total loans [6]	0.88%	0.87%	0.89%	0.86%	0.88%	0.88%	0.88%
Nonperforming loans	9,419	9,102	9,699	6,559	5,103	9,419	5,103
Nonperforming loans to total loans	0.78%	0.79%	0.88%	0.60%	0.46%	0.78%	0.46%

Capital Ratios:
Equity to assets	9.84%	9.51%	9.79%	10.12%	9.74%	9.84%	9.74%
Leverage ratio	9.90%	9.50%	9.27%	9.41%	9.59%	9.90%	9.59%
Common equity Tier 1 capital ratio	11.28%	10.60%	10.55%	10.76%	10.32%	11.28%	10.32%
Tier 1 risk-based capital ratio	12.20%	11.57%	11.54%	11.79%	11.33%	12.20%	11.33%
Total risk-based capital ratio	14.34%	14.80%	14.87%	15.18%	14.66%	14.34%	14.66%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale